Exhibit 3.42

AMENDMENT TO THE BYLAWS
OF
GOLDEN NUT COMPANY (USA) INC.

Article 3 of the Bylaws of Golden Nut Company (USA) Inc. is hereby amended and restated in its entirety to read as follows:

ARTICLE 3: OFFICERS

Section 1: Election & Term of Office

The officers of the Corporation shall consist of such officers and assistant officers as may be designated by resolution of the Board of Directors. The officers may include a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and any assistant officers. The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, to serve until the next annual meeting or until their successors are elected and have qualified. Vacancies in any term of office may be filled by the Board of Directors at any meeting. Any two or more offices may be held by the same person.

Section 2: Chief Executive Officer

The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, have general control and management of the business, affairs and policies of the Corporation and over its officers and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have the power to sign all certificates, contracts and other instruments on behalf of the Corporation. If the Board of Directors has not elected a President, the Chief Executive Officer shall also be the President. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at meetings of the Board of Directors and of the shareholders, perform the other duties of the Chairman of the Board prescribed in this Section, and perform such other duties as the Board of Directors may from time to time designate.

Section 3: President

The President shall be subject to the direction and control of the Chief Executive Officer (if any) and the Board of Directors and shall have general active management of the business, affairs and policies of the Corporation. The President shall have the power to sign all certificates, contracts and other instruments on behalf of the Corporation. If the Board of Directors has not elected a Chief Executive Officer, the President shall also be the Chief Executive Officer. If the Board of Directors has elected a Chief Executive Officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the President shall have the powers of, and shall perform the duties of the Chief Executive Officer.

Section 4: Vice President

The Vice President shall in the absence or incapacity of the President perform the duties of that office and any other duties specified by the Board of Directors.

Section 5: Secretary

The Secretary of the Corporation shall keep the minutes of all directors' and shareholders' meetings. The Secretary shall attend to the giving and serving all notices of the Corporation, shall have charge of all corporate record books, shall be custodian of the corporate seal, shall attest by signature all written contracts of the Corporation, and shall perform all such other duties as are incident to the office or may be required of the Secretary by the Board of Directors.

Section 6: Treasurer

The Treasurer shall keep regular books of account, and shall submit them, together with all corporate records and papers, to the Board of Directors at any meeting when required. The Treasurer shall, if required by the Board of Directors, give such bond for the faithful performance of the office as the Board of Directors may determine, and shall perform all such other duties as are incident to the office or as may be required by the Board of Directors.

Section 7: Other Officers

In addition to the foregoing officers, the Board of Directors may, from time to time, elect such other officers as they may see fit, with such duties as the Board of Directors may deem proper.

Section 8: Removal

The Board of Directors shall have the right to remove any officer whenever in its judgment the best interests of the Corporation will be served thereby.

Section 9: Salaries

The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

BYLAWS

OF

GOLDEN NUT COMPANY (USA) INC.

ARTICLE 1: SHAREHOLDERS

Section 1: Annual Meeting

The annual meeting of the shareholders shall be held at the registered office of the Corporation, or at such other place as may be designated in the notice of meeting, in February of each year, unless this day is a legal holiday, in which event the meeting shall be held at the same place on the next succeeding business day. In the event that the annual meeting is omitted by oversight or otherwise on the established date, the Directors shall cause an alternative annual meeting of shareholders to be held as soon after the scheduled meeting as practicable and any business transacted or elections held at that meeting shall be as valid as if transacted or held at the scheduled annual meeting.

Section 2: Special Meetings

The Corporation shall hold a special meeting of the shareholders on call of the Board, the Chairman, or the President; or if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting, sign, date, and deliver to the Secretary one or more written demands for a special meeting which describe the purposes for the meeting. Only issues identified in the notice of a special meeting may be conducted at that meeting. The Secretary shall issue notice of any special meeting as provided in Section 3.

Section 3: Notice of Meeting

Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Corporation to each shareholder of record entitled to vote on any issue proposed or considered at the meeting (unless required by law to send notice to all shareholders, regardless of whether or not all shareholders are entitled to vote). Such notice shall be given not less than ten (10) days (unless the meeting is to consider amendment of the Articles of Incorporation, a merger or share exchange, a sale or substantially all of the Corporation's assets other than in the ordinary course of business or dissolution of the Corporation, in which case notice shall be given not less than twenty (20) days) nor more than sixty (60) days prior to the date of the meeting, and shall be mailed to the shareholders' addresses as they appear on the current record of shareholders of the Corporation.

Section 4: Waiver of Notice

Notice of the time, place, and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any shareholder by his attendance there at in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or by the shareholder's failure to object at the time of presentation of a matter not within the purpose(s) described in the notice of the meeting. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 5: Quorum and Adjourned Meetings

A majority of the outstanding shares of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders with respect to such matter. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If a meeting is adjourned to a different date, time or place, notice need not be given as to such new date, time or place if a new date, time or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with the corporate laws of the State of Washington, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders from either meeting to leave less than a quorum.

Section 6: Proxies

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder's attorney in fact and filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority, unless the Secretary is given notice of the death or incapacity before the proxy exercises the proxy's authority under the appointment. The Corporation is entitled to accept a proxy's vote or other action as that of the shareholder, subject to any express limitation on the proxy's authority appearing on the face of the appointment form.

Section 7: Remote Participation by Shareholders in a Meeting

Shareholders may participate in meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; participation in a meeting by such means shall constitute presence in person at such meeting.

Section 8: Action by Shareholders Without a Meeting

The shareholders may take any action within their powers without a meeting if the action is (i) agreed to by all the shareholders entitled to vote on the action, or (ii) agreed to by the shareholders holding of record or otherwise entitled to vote in the aggregate the minimum number of votes that would be required to authorize the action at a meeting at which all shares entitled to vote on the action were present and voted, provided that the Corporation is not a public company and the Corporation is authorized to take such action based on less than unanimous written consents in its articles of incorporation. To take an action without a meeting, written consents describing the action to be taken must be signed by either all or the requisite number of shareholders. The consents must be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The record date for determining shareholders entitled to take action without a meeting shall be as specified in Section 10. A shareholder may withdraw consent only by delivering a written notice of withdrawal to the Secretary prior to the time that all consents are in possession of the Corporation. Action taken by the shareholders without a meeting shall be effective when all consents are in possession of the Corporation, unless the consents specify a later effective date. An action taken by consent has the effect of a meeting vote and may be described as such in any document.

Section 9: Voting of Shares

Except as otherwise provided by applicable law, in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one vote for every share standing in his name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

Section 10: Record Date

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of shareholders, such date to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned for more than one hundred twenty (120) days after the date is fixed for the original meeting.

ARTICLE 2: BOARD OF DIRECTORS

Section 1: Powers

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided in the Articles of Incorporation.

Section 2: Composition

The Board of Directors shall consist of at least one (1) director. The number of members of the Board of Directors may be increased or decreased from time to time by the affirmative vote of a majority of the shareholders or a majority of all of the directors in office. If the shareholders elect a greater or lesser number of directors than is specified in this section, then election of that number shall automatically amend these Bylaws to increase or decrease the number of directors to the number elected. Each director will serve until the next annual meeting or until his successor is elected and qualified unless he resigns or is removed. A decrease in the number of members of the Board of Directors does not shorten the term of an incumbent director and his position is eliminated as of the next annual meeting. Directors must be at least eighteen (18) years old, but need not be shareholders of the Corporation.

Section 3: Election of Directors

The term of each initial director will expire at the first shareholders' meeting at which directors are elected and qualified, unless he resigns or is removed. In the election of directors, each shareholder of record will have one vote for each share owned by the shareholder. Shareholders may not cumulate their votes in the election of directors.

Section 4: Vacancies

Vacancies in the Board of Directors shall be filled by the remaining members of the Board, whether they constitute a quorum or not, and each person so elected shall be a director until a successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders, or at any prior special meeting duly called for that purpose.

Section 5: Meetings

(a)     The annual meeting of the Board of Directors shall be held immediately after the annual shareholders' meeting at the same place as the annual shareholders' meeting or at such other place and at such time as may be determined by the directors. No notice of the annual meeting of the Board of Directors shall be necessary.

(b)     Special meetings may be called at any time and place upon the call of the President, Secretary, or any director. Notice of the time and place of each special meeting shall be given by the Secretary, or the persons calling the meeting, by mail, private carrier, radio, telegraph, telegram, facsimile transmission, personal communication by telephone or otherwise at least two (2) days in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing by any method allowed for giving written notice of the meeting (either before or after such meeting) and will be waived by any director by attendance thereat.

(c)     Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary.

(d)     At any meeting of the Board of Directors, any business may be transacted, and the Board of Directors may exercise all of its powers.

(e)     Members of the Board of Directors or members of a committee of directors, may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; participation in a meeting by such means shall constitute presence in person at such meeting.

Section 6: Quorum and Voting

(a)     A majority of the directors in office at the time of any meeting shall constitute a quorum, but a lesser number may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given.

(b)     At each meeting of the Board of Directors at which a quorum is present, the act of a majority of the directors present at the meeting shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 7: Removal

At a special meeting of the shareholders called expressly for that purpose one (1) or more members of the Board of Directors (including the entire Board of Directors) may be removed, with or without cause, by a vote of a majority of the shareholders then entitled to vote on the election of directors.

Section 8: Compensation

By Board of Directors resolution, directors may be paid their expenses, if any, of attendance at each Board of Directors meeting or a fixed sum for attendance at each Board of Directors meeting or a stated salary as a director or any combination of the foregoing. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 9: Presumption of Assent

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

(a)     The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding it or transacting business at the meeting;

(b)     The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c)    The director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 10: Action by Directors Without a Meeting

Any action required or permitted to be taken at a meeting of the Board of Directors or a committee of the Board may be taken without a meeting if a written consent setting forth the action to be taken is signed, either before or after the action taken, by each of the directors or committee members. Action taken by unanimous written consent is effective when the last director or committee member signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board of Directors meeting.

Section 11: Committees

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to: authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors; approve or propose to shareholders action that the Washington Business Corporation Act requires to be approved by shareholders; fill vacancies on the Board of Directors or on any of its committees; amend any Articles of Incorporation not requiring shareholder approval; adopt, amend or repeal Bylaws; approve a plan of merger not requiring shareholder approval; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board of Directors.

ARTICLE 3: OFFICERS

Section 1: Election & Term of Office

The officers of the Corporation shall consist of such officers and assistant officers as may be designated by resolution of the Board of Directors. The officers may include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and any assistant officers. The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, to serve until the next annual meeting or until their successors are elected and have qualified. Vacancies in any term of office may be filled by the Board of Directors at any meeting. Any two or more offices may be held by the same person.

Section 2: President

Except as otherwise provided by the Board of Directors, the President shall preside at all directors' and shareholders' meetings, shall have general management of the affairs of the Corporation, shall sign all written contracts of the Corporation, shall appoint and discharge all agents and employees, subject always to the approval of the Board of Directors, and subject to the right of the Board of Directors to remove or discharge the same, and shall perform all of such other duties as are incident to the office or as may be required of the President by the Board of Directors.

Section 3: Vice President

The Vice President shall in the absence or incapacity of the President perform the duties of that office and any other duties specified by the Board of Directors.

Section 4: Secretary

The Secretary of the Corporation shall keep the minutes of all directors' and shareholders' meetings. The Secretary shall attend to the giving and serving of all notices of the Corporation, shall have charge of all corporate record books, shall be custodian of the corporate seal, shall attest by signature all written contracts of the Corporation, and shall perform all such other duties as are incident to the office or may be required of the Secretary by the Board of Directors.

Section 5: Treasurer

The Treasurer shall keep regular books of account, and shall submit them, together with all corporate records and papers, to the Board of Directors at any meeting when required. The Treasurer shall, if required by the Board of Directors, give such bond for the faithful performance of the office as the Board of Directors may determine, and shall perform all such other duties as are incident to the office or as may be required by the Board of Directors.

Section 6: Other Officers

In addition to the foregoing officers, the Board of Directors may, from time to time, elect such other officers as they may see fit, with such duties as the Board of Directors may deem proper.

Section 7: Removal

The Board of Directors shall have the right to remove any officer whenever in its judgment the best interests of the Corporation will be served thereby.

Section 8: Salaries

The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

ARTICLE 4: STOCK

Section 1: Issuance, Form and Execution of Certificates

No shares of the Corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, the value of noncash consideration, and a statement that the Board of Directors has determined that such consideration is adequate. Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

(a)     The name of the Corporation and that the Corporation is organized under the laws of this State;

(b)     The name of the person to whom issued; and

(c)     The number and class of shares and the designation of the series, if any, which such certificate represents; provided that if the corporation has elected C status, it shall have only one class of shares.

They shall be signed by one or more officers of the Corporation, and the seal of the Corporation may be affixed thereto. Certificates may be issued for fractional shares. No certificate shall be issued for any share until the consideration established for its issuance has been paid.

Section 2: Transfer of Shares

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the shareholder of record or by the shareholder's legal representative, who must furnish proper evidence of authority to transfer, or by the shareholder's attorney in fact authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificates for such shares. The person in whose name shares stand on the books of the Corporation shall be the only one entitled to notice of shareholders' meetings or to vote the shares.

Section 3: Loss or Destruction of Certificates

In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of security, satisfactory to the Secretary, against loss to the Corporation. The new certificate may be issued without requiring any bond when in the judgment of the Board of Directors it is proper. Any new certificate must be plainly marked "Duplicate" on its face.

ARTICLE 5: WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Washington Business Corporation Act, a waiver of the notice in writing, signed by the person or persons entitled to such notice, will substitute for the required notice.

ARTICLE 6: CONTRACTS, LOANS, CHECKS & DEPOSITS

Section 1: Contracts

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of the Corporation, and such authority may be general or confined to specific instances.

Section 2: Loans

No loans shall be contracted on behalf of the Corporation and no evidences of any indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3: Loans to Officers & Directors

No loans shall be made by the Corporation to its officers or directors, unless first approved by the holders of two-thirds (2/3) of the shares.

Section 4: Checks, Drafts, Et

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the Board of Directors.

Section 5: Deposits

All funds from the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may elect.

ARTICLE 7: FISCAL YEAR

The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

ARTICLE 8: SEAL

The seal of the Corporation, if any, shall consist of the name of the Corporation and the signature of its President or Vice President.

ARTICLE 9: INDEMNIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS

Section 1: Definitions     For purposes of this Article:

(a)     "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

(b)     "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

(c)     "Expenses" include counsel fees.

(d)     "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

(e)     "Official capacity" means: (i) When used with respect to a director, the office of director in the Corporation; and (ii) when used with respect to an individual other than a director, the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

(f)     "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

(g)     "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

Section 2: Mandatory Indemnification

(a)    The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding.

(b)     Except as provided in subsection (e) of this Section 2, the Corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

(i)     The individual acted in good faith; and

(ii)     The individual reasonably believed:

(A)     In the case of conduct in the individual's official capacity with the Corporation, that the individual's conduct was in the Corporation's best interests;

(B)     In all other cases, that the individual's conduct was at least not opposed to the Corporation's best interests; and

(iii)     In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

(c)     A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (b)(ii) of this Section 2.

(d)     The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section.

(e)     The Corporation shall not indemnify a director under this Section 2:

(i)     In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

(ii)     In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

(f)     Indemnification under Section 2 of this Article in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 3: Advance for Expenses

(a)    The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(i)     The director furnishes the Corporation a written affirmation of the director's good faith belief that the Director has met the standard of conduct described in Section 2 of this Article; and

(ii)     The director furnishes the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

(b)     The undertaking required by subsection (a)(ii) of this Section 3 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment if the Board determines that the risk the advance will not be repaid is reasonable under the circumstances.

Section 4: Court-Ordered Indemnification

A director of the Corporation who is a party to a proceeding may apply for indemnification or advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary, may order indemnification or advance of expenses if it determines:

(a)     The director is entitled to mandatory indemnification under Section 2 of this Article, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification;

(b)     The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 2 of this Article, but if the director was adjudged so liable, the director's indemnification is limited to reasonable expenses incurred; or

(c)     In the case of an advance of expenses, the director is entitled pursuant to the Articles of Incorporation, Bylaws or any applicable resolution or contract, to payment or reimbursement of the director's reasonable expenses incurred as a party to the proceeding in advance of final disposition of the proceeding.

Section 5: Determination and Authorization of Indemnification

(a)     The Corporation shall not indemnify a director under this Article unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 2(b) of this Article.

(b)     The determination shall be made:

(i)     By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(ii)     If a quorum cannot be obtained under (i) of this subsection, by majority vote of a committee duly designated by the Board of Directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding;

(iii)    By special legal counsel:

(A)    Selected by the Board of Directors or its committee in the manner prescribed in (i) or (ii) of this subsection; or

(B)    If a quorum of the Board of Directors cannot be obtained under (i) of this subsection and a committee cannot be designated under (ii) of this subsection, selected by a majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

(iv)    By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(c)     Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(iii) of this Section to select counsel.

Section 6: Indemnification of Officers. Employees, and Agents

(a)     An officer of the Corporation who is not a director is entitled to mandatory indemnification under Section 2(a) of this Article, and is entitled to apply for court-ordered indemnification under Section 4 of this Article, in each case to the same extent as a director; and

(b)     The Corporation may indemnify and advance expenses to an officer, employee, or agent of the Corporation who is not a director to the same extent as to a director under this Article.

(c)    The Corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by a general or specific action of its Board of Directors, or contract.

Section 7: Insurance

The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this Article.

Section 8: Indemnification as a Witness

This Article does not limit a Corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

Section 9: Report to Shareholders

If the Corporation indemnifies or advances expenses to a director pursuant to this Article in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

Section 10: Shareholder Authorized Indemnification

(a)     If authorized by the Articles of Incorporation, any Bylaw adopted or ratified by the shareholders, or any resolution adopted or ratified, before or after the event, by the shareholders of the Corporation, the Corporation shall have the power to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations contained in this Article (other than this Section 10); provided that no such indemnity shall indemnify any director from or on account of:

(i)    Acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

(ii)    Conduct of the director finally adjudged to be an unlawful distribution under RCW 23B.08.310; or

(iii)    Any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled.

(b)     Unless a resolution adopted or ratified by the shareholders of the Corporation provides otherwise, any determination as to any indemnity or advance of expenses under subsection (a) of this Section 10 shall be made in accordance with Section 5 of this Article.

Section 11: Amendment; Notice

All directors and officers of the Corporation shall be given at least thirty (30) days advance written notice of any action contemplated by the Board of Directors of the Corporation to amend or repeal any of the provisions of this Article, and no amendments or modifications to the provisions of this Article shall be effective unless and until such notice is given. All notices shall be given in writing and shall be deemed effective at the earliest of the following: (i) when received, (ii) five days after its deposit in the United States mail, if mailed with first-class postage, prepaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation for or with respect to any acts or omissions of such persons occurring prior to such amendment or repeal.

Section 12: Validity of Indemnification

A provision addressing the Corporation's indemnification of or advance for expenses to directors that is contained in these Bylaws, a resolution of its shareholders or Board of Directors, or in a contract or otherwise, is valid only if and to the extent the provision is consistent with RCW 23B.08.500 through 23B.08.580.

ARTICLE 10: AMENDMENT OF BYLAWS

Section 1: Shareholder Amendment

These Bylaws may be amended by the shareholders of the Corporation at any annual meeting, or at any special meeting properly called for that purpose at which a quorum is present, by the affirmative vote of a majority of the outstanding shareholders actually present and represented in person or by proxy.

Section 2: Board Amendment

These Bylaws may be amended by the Board of Directors at any annual meeting or at any special meeting properly called for that purpose, at which a quorum is present, by the affirmative vote of a majority of the directors present; subject to the power of the shareholders to change or repeal such Bylaws. The Board of Directors shall not make or alter any Bylaws fixing their qualifications, classification, term of office or compensation.

The foregoing Bylaws were read, approved, and duly adopted by the Board of Directors on 6th February 2003. The President and Secretary were empowered to authenticate these Bylaws by their signatures below.

/s/ Muhammad Virani
Muhammad Virani, Secretary

ATTEST:

/s/ Amir Virani
Amir Virani, President